UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2019

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

Underwriting Agreement

On April 29, 2019, Lear Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters (the “Underwriters”), relating to the issuance and sale by the Company of $375 million in aggregate principal amount of 4.250% senior notes due 2029 (the “2029 Notes”) and $325 million in aggregate principal amount of 5.250% senior notes due 2049 (the “2049 Notes” and, together with the 2029 Notes, the “Notes”). The 2029 Notes were issued at 99.691% of par, resulting in a yield to maturity of 4.288%. The 2049 Notes were issued at 98.320% of par, resulting in a yield to maturity of 5.363%. The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on August 10, 2017 (Registration No. 333-219855).

The net proceeds of the offering were $686.8 million, after deducting the underwriting discounts and estimated offering expenses. The Company intends to use approximately $333.7 million of the net proceeds of the offering to redeem the outstanding $325.0 million aggregate principal amount of the Company’s 5.375% senior notes due 2024 (the “2024 Notes”) at a price equal to 102.688% of the principal amount of such 2024 Notes plus accrued and unpaid interest to, but not including, the redemption date of $3.6 million. The remaining net proceeds will be used to pay the purchase price for the Company’s acquisition of Xevo Inc. and for general corporate purposes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, securities trading, commercial banking, investment banking, investment management, investment research, principal investment, hedging, financing, brokerage and advisory services for the Company from time to time.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1.

Supplemental Indentures

On May 1, 2019, the Company completed its offering of the Notes. The Company issued the Notes pursuant to its Indenture, dated August 17, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated May 1, 2019 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture, dated May 1, 2019 (the “Third Supplemental Indenture,” and, together with the Second Supplemental Indenture, the “Supplemental Indentures” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Comp any. Interest is payable on the Notes on May 15 and November 15 of each year, beginning November 15, 2019. The 2029 Notes will mature on May 15, 2029 and the 2049 Notes will mature on May 15, 2049.

Prior to February 15, 2029, the Company may at its option redeem the 2029 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2029 Notes plus the applicable premium, if any, as of, and accrued and unpaid interest to, but not including, the redemption date. On or after February 15, 2029, the Company may at its option redeem the 2029 Notes, at any time, in whole or in part, on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.

Prior to November 15, 2048, the Company may at its option redeem the 2049 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2049 Notes plus the applicable premium, if any, as of, and accrued and unpaid interest to, but not including, the redemption date. On or after November 15, 2048, the Company may at its option redeem the 2049 Notes, at any time, in whole or in part, on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2049 Notes to be redeemed, plus accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.

Subject to certain limitations, in the event of a change of control of the Company and a related ratings decline, the Company will be required to make an offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the purchase date.

The Indenture contains restrictive covenants that, among other things, limit the ability of the Company to create or permit liens and consolidate or merge or sell all or substantially all of the Company’s assets. The foregoing limitations are subject to exceptions as set forth in the Supplemental Indentures.

The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest, (ii) breach of certain covenants contained in the Indenture or the Notes, (iii) failure to pay certain other indebtedness within the applicable grace period or the acceleration of any such indebtedness by the holders thereof because of a default prior to maturity if the total amount of such indebtedness unpaid or accelerated exceeds $200 million or its foreign currency equivalent and (iv) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of that series may declare all of the Notes of that series to be due and payable.

The Base Indenture is filed as Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 17, 2017 and is incorporated herein by reference. The Second Supplemental Indenture and Third Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference. The above description of the material terms of the Indenture is not complete and is qualified in its entirety by reference to the Base Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture.

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.

On April 29, 2019, the Company issued a press release announcing the launch of the offering of the Notes, which is attached as Exhibit 99.1 hereto.

On April 29, 2019, the Company issued a press release announcing the pricing of the offering of the Notes, which is attached as Exhibit 99.2 hereto.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated April 29, 2019, among the Company and Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Second Supplemental Indenture, dated May 1, 2019, between the Company and the Trustee.

4.2	Third Supplemental Indenture, dated May 1, 2019, between the Company and the Trustee.

5.1	Opinion of Winston & Strawn LLP

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1)

99.1	Press Release, dated April 29, 2019, regarding launch of the offering of the Notes.

99.2	Press Release, dated April 29, 2019, regarding pricing of the offering of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: May 1, 2019	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and Chief Financial Officer